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                                                                       Exhibit A


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Software AG Systems, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such statement.

     IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of December 2, 1997.

THAYER EQUITY INVESTORS III, L.P.     TC CO-INVESTORS, LLC

By:  TC Equity Partners, L.L.C.       By: TC Management Partners, L.L.C.
     its General Partner                  its Managing Member

     By: /s/ Carl J. Rickertsen           By: /s/ Carl J. Rickertsen
        -----------------------               ----------------------
        Carl J. Rickertsen                    Carl J. Rickertsen
        Member                                Member


TC EQUITY PARTNERS, L.L.C.            TC MANAGEMENT PARTNERS, L.L.C.

By: /s/ Carl J. Rickertsen            By: /s/ Carl J. Rickertsen
   -----------------------                ----------------------
   Carl J. Rickertsen                     Carl J. Rickertsen
   Member                                 Member


By: /s/ Carl J. Rickertsen            By: /s/ Paul G. Stern
    ----------------------                ---------------------
    Carl J. Rickertsen                    Paul G. Stern

By: /s/ Frederic V. Malek
    ---------------------
    Frederic V. Malek